As filed with the Securities and Exchange Commission on May 5, 2006.      Registration No. 333-121087

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	72-0693290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises Puerto Rico Employees Retirement Trust
(Full title of the plan)
Kennneth C. Budde
Chief Executive Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

EXPLANATORY NOTE
SIGNATURES
Exhibit Index
Consent of Independent Registered Public Accounting Firm

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, No. 333-121087, is filed solely to include the Consent of the Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP, as Exhibit 23. Except as described herein, no other changes have been made to the Registration Statement on Form S-8.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on May 5, 2006.

STEWART ENTERPRISES, INC.
By:	/s/ Kenneth C. Budde
Kenneth C. Budde
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 5, 2006
John P. Laborde

/s/ Kenneth C. Budde	President, Chief Executive	May 5, 2006
Kenneth C. Budde	Officer and a Director
(Principal Executive Officer)

/s/ Thomas M. Kitchen	Executive Vice President,	May 5, 2006
Thomas M. Kitchen	Chief Financial Officer and a Director
(Principal Executive Officer)

/s/ Michael G. Hymel	Vice President, Corporate Controller and	May 5, 2006
Michael G. Hymel	Chief Accounting Officer
(Principal Accounting Officer)

*	Director	May 5, 2006
Frank B. Stewart, Jr.

*	Director	May 5, 2006
Alden J. McDonald, Jr.

*	Director	May 5, 2006
James W. McFarland

Director
John C. McNamara

*	Director	May 5, 2006
Michael O. Read

Director
Ashton J. Ryan, Jr.

Director
Ronald H. Patron

By:	*/s/ Kenneth C. Budde
Kenneth C. Budde
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan’s Administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on May 5, 2006.

EMPRESAS STEWART
(Administrator for the Stewart Enterprises
Puerto Rico Employees Retirement Trust)

By:	/s/ Kenneth C. Budde

Name: Kenneth C. Budde
Title: Managing Director

S - 1

Exhibit Index

Exhibit 23	Consent of Independent Registered Public Accounting Firm.

S- 2